REQUEST FOR CRC® SELECT
COMPOUND RATE CONTRACT
Hartford Life Insurance Company

THE HARTFORD

U.S.P.S.-First Class or Express-Mail to: The Hartford - IPS, P.O. Box 5085, Hartford, CT 06102-5085

Private Express Mail: The Hartford - IPS, 1 Griffin Road North, Windsor, CT 06095-1512

1. CONTRACT OWNER (REQUIRED)

Ownership Type: (Select only ONE) ☐ Individual ☐ Trust* ☐ CRT* ☐ UGMA ☐ UTMA ☐ NRA* ☐ Corporation* ☐ Other______

*Additional forms may be required

☐ Mr. ☐ Mrs. ☐ Ms.	Gender: ☐ M ☐ F	**Non-U.S. Citizen:** (REQUIRED) If owner is a Non-U.S. citizen, specify country of citizenship.______	
First Name	MI	Last Name	
Additional Owner Information (e.g., Name of Trust/Corporation)		Email Address	
Social Security Number/TIN	Date of Birth	Daytime Telephone Number	
Residential Address - (Permanent Physical Address, No P.O. Box)	City	State	ZIP
Mailing Address (If different from above)	City	State	ZIP

2. JOINT CONTRACT OWNER (If any)

☐ Mr. ☐ Mrs. ☐ Ms.	First Name	MI	Last Name
Gender: ☐ M ☐ F	Date of Birth	Social Security Number	
Relationship to Contract Owner		**Non-U.S. Citizen:** (REQUIRED) If joint owner is a Non-U.S. citizen, specify country of citizenship.______	

3. ANNUITANT (Required if different from Contract Owner)

☐ Mr. ☐ Mrs. ☐ Ms.	First Name	MI	Last Name	
Gender: ☐ M ☐ F	Date of Birth	Social Security Number	Daytime Telephone Number	
Residential Address - (Permanent Physical Address, No P.O. Box)		City	State	ZIP
Mailing Address (If different from above)		City	State	ZIP
Relationship to Contract Owner				

4. CONTINGENT ANNUITANT (If any)

☐ Mr. ☐ Mrs. ☐ Ms.	First Name	MI	Last Name
Gender: ☐ M ☐ F	Date of Birth	Social Security Number	Relationship to Contract Owner

5. BENEFICIARY(IES)

(Unless indicated otherwise, proceeds will be divided equally. Please attach separate sheet for additional beneficiaries.)

☐ Primary %	First Name	MI	Last Name
Relationship to Contract Owner		Date of Birth	Social Security Number/TIN
☐ Primary ☐ Contingent %	First Name	MI	Last Name
Relationship to Contract Owner		Date of Birth	Social Security Number/TIN
☐ Primary ☐ Contingent %	First Name	MI	Last Name
Relationship to Contract Owner		Date of Birth	Social Security Number/TIN

Providing your beneficiary's Social Security Number/TIN will help to expedite beneficiary claims and will ensure that the company can identify the proper beneficiary.

6. PLAN TYPE OF NEW CONTRACT

(REQUIRED - Complete either Section A or Section B)

A. Non-Qualified ☐ Non-Qualified New Purchase ☐ 1035(a) Tax-Free Exchange - Provide Tax Cost Basis $__________

B. Qualified ☐ New Contribution for tax year __________ ☐ Transfer ☐ Rollover

Please select ONE plan type listed below

Individually Owned			Employer Plan - Allocated		
☐ Traditional IRA	☐ Roth IRA	☐ SEP IRA	☐ 401(k)	☐ 401(a)	☐ Keogh/HR-10
☐ Custodial IRA	☐ Individual 401(k)	☐ SIMPLE IRA (Non-DFI only)	☐ Other:		

7. PURCHASE PAYMENT

(Make check payable to **Hartford Life Insurance Company**) $

Monies remitted via: ☐ Check ☐ Wire ☐ 1035(a) Exchange ☐ Transfer/Rollover

8. RATE LOCK

1035(A) EXCHANGE/TRANSFER RATE LOCK ☐ Yes ______%

Estimated dollar amount $________ If Rate Lock is not selected, the rate will be determined when The Hartford receives the funds. If Rate Lock is selected, the paperwork must be signed while the rate indicated is in effect, and received in good order by The Hartford three days after that rate change. In order for this to work, The Hartford must issue a Letter of Acceptance.

9. INITIAL GUARANTEE PERIOD AND INVESTMENT AMOUNT

ONLY ONE GUARANTEE PERIOD MAY BE SELECTED PER APPLICATION.

☐ 5 Years $ __________	☐ 8 Years $ __________
☐ 6 Years $ __________	☐ 9 Years $ __________
☐ 7 Years $ __________	☐ 10 Years $ __________

10. ANNUITY COMMENCEMENT DATE (OPTIONAL)

(Date Annuity Payment Begins)

____

Month Date Year

11. SPECIAL REMARKS

12. OWNER(S) ACKNOWLEDGEMENTS (All questions in this Section MUST be completed)

☐ No ☐ Yes - Will the annuity applied for replace one or more existing annuity or life insurance contracts?

☐ No ☐ Yes - Have you purchased another deferred annuity issued by The Hartford during the current calendar year?

☐ RECEIPT OF A PROSPECTUS IS HEREBY ACKNOWLEDGED. If not checked, the appropriate prospectus will be mailed to you.

The following states require insurance applicants to acknowledge a fraud warning statement specific to that state. Please refer to the specific fraud warning statement for your state as indicated below. If your state is not separately listed, please refer to the NAIC Model Fraud Statement outlined below. Your signature and date on this application (and Joint Owner if applicable) also indicates that you acknowledge the fraud warning applicable in your state of residence and, if applicable, the state in which this application is signed.

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

NAIC Model Fraud Statement: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

I/we hereby represent that the answers to the information provided on this request are correct to the best of my knowledge and belief. I/WE UNDERSTAND THAT ANNUITY PAYOUT OPTIONS OR SURRENDER VALUES, PROVIDED BY THE CONTRACT FOR WHICH I/WE ARE APPLYING FOR ARE SUBJECT TO A MARKET VALUE ADJUSTMENT AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

Signature hereby confirms that Owner/Joint Owner is a U.S. citizen, unless otherwise specified in Section 1 or Section 2.

Signed at: ______________ ___/___/___

State* Date

Contract Owner Signature (Trustee/Custodian, if applicable)

Joint Contract Owner Signature (If applicable)

***If the state above is different than residence state, please submit a Policy Situs Form.**

13. REGISTERED REPRESENTATIVE ACKNOWLEDGEMENTS

☐ No ☐ Yes - Do you, as agent, have reason to believe the applicant has existing individual life insurance policies or individual annuity contracts?

☐ No ☐ Yes - Do you, as agent, have reason to believe the contract requested will replace existing annuities or insurance? If yes, please complete any applicable state replacement forms.

Licensed Agent Signature

First Name	MI	Last Name		
Street Address	City		State	ZIP
Broker/Dealer	Licensed Agent SSN	Broker/Dealer Client Account Number		
Business Telephone Number	Fax Number	Email Address		

NOT INSURED BY FDIC OR ANY FEDERAL GOVERNMENT AGENCY	MAY LOSE VALUE	NOT A DEPOSIT OF OR GUARANTEED BY ANY BANK OR ANY BANK AFFILIATE

FDIC BANK